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                                                                    EXHIBIT 23.2

                       C0NSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of Kana Communications, Inc. of our report dated July 19, 1999 except as to the pooling of interests with InSite Marketing Technology, Inc. discussed in Note C which is as of December 27, 1999, relating to the financial statements of Silknet Software, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 27, 2000